UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

ROYAL ENERGY RESOURCES, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule of 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

ROYAL ENERGY RESOURCES, INC.

56 Broad Street, Suite 2

Charleston, South Carolina 29401

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Notice of Written Consent of Shareholders in Lieu of

Special Meeting of Shareholders

This Information Statement is being furnished by Royal Energy Resources, Inc., a Delaware Corporation (the “Company”), to the holders of record (the “Stockholders”) of the outstanding common stock, $0.00001 par value per share (the “Common Stock”) as of the close of business on May 9, 2019 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated May 9, 2019 (the “Written Consent”) of stockholders of the Company owning common shares and Series A Preferred Stock that represents a majority of the outstanding votes of the capital stock of the Company as of the Record Date (the “Consenting Stockholders”).

The Written Consent authorized the removal of Brian Hughs as a director of the Company (the “Shareholder Action”).

The Written Consent constitutes the consent of a majority of the votes at any meeting of stockholders, and is sufficient under the Delaware General Corporation Law, and the Company’s Amended and Restated Certificate of Incorporation to approve the Shareholder Action. Accordingly, the Shareholder Action is not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective on twenty-one calendar days after this Written Consent is mailed to all shareholders (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Royal Energy Resources, Inc.

By Order of the Board of Directors,

/s/ William L. Tuorto
William L. Tuorto, Executive Chairman

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 30, 2019, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Executive Chairman at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF SHAREHOLDER ACTION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

ACTION BY THE CONSENTING STOCKHOLDERS

Pursuant to Section 141(k) of the Delaware General Corporation Law (“DGCL”), any director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote (other than in the case of exceptions for classified boards or boards elected by cumulative voting, which are not applicable). Pursuant to Section 228 of the DGCL, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding capital stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. On the Record Date, we had 18,579,293 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share, and 51,000 shares of Series A Preferred Stock issued and outstanding, with the holders thereof being entitled to cast, as a group, 54% of the total votes on any matter submitted to stockholders for a vote. As of the Record Date, the total votes at any meeting of Stockholders was 40,389,767, and 20,194,884 votes constituted a simple majority of the total votes.

On May 9, 2019, the Consenting Stockholders adopted resolutions approving the Shareholder Action. The Consenting Stockholders are the record or beneficial owner of 8,013,119 shares of Common Stock and 51,000 shares of Series A Preferred Stock, which cumulatively represented a total of 29,823,593 votes, or 73.8% of the total votes entitled to be case at any meeting of Stockholders. No consideration was paid for the consents. The Consenting Stockholders names, affiliations with the Company and beneficial holdings are as follows:

Name of Beneficial Owner	Common Stock	Series A Preferred Stock	Total Votes	Percent of Total Votes
William L. Tuorto*	824,559	51,000	22,635,033	56.0%
E. Starts Money Co.**	7,188,560	—	7,188,560	17.8%
Total	8,013,119	51,000	29,823,593	73.8%

*Director and Executive Chairman of the Company

** Owned by William L. Tuorto

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Shareholder Action. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Shareholder Action will become effective twenty-one (21) days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $0.00001 per share, and 5,000,000 shares of Preferred Stock, par value $0.00001 per share. There were 18,579,293 shares of Common Stock and 51,000 shares of Preferred Stock outstanding as of the Record Date. All of our outstanding shares of Common Stock and Preferred Stock are validly issued, fully paid and non-assessable.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our Preferred Stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is authorized and issued. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our Board, without further stockholder approval, may issue Preferred Stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board may authorize the issuance of Preferred Stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of Preferred Stock are outstanding.

The Board has authorized one series of Preferred Stock, which is known as the “Series A Preferred Stock.” The Board has authorized the issuance of 100,000 shares of Series A Preferred Stock. The Series A Preferred Stock has the following rights and preferences:

Dividends: The Series A Preferred Stock is entitled to receive dividends equal to the dividends per share paid on the Common Stock.

Liquidation Preference: The Series A Preferred Stock is entitled to receive, prior to any distribution to any junior class of securities, an amount equal to the original issue price of the Series A Preferred Stock as a liquidation preference.

Voting Rights: The Series A Preferred Stock has voting rights entitling it to 54% of the total votes on any matter on which stockholders are entitled to vote. In addition, the Company cannot authorize or issue any class of capital stock or bonds, debentures, notes or other securities or other obligations ranking senior to or on a parity with the Series A Preferred Stock without the approval of the Series A Preferred Stock voting as a separate class.

Conversion Rights: Each share of Series A Preferred Stock is convertible into one (1) share of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 9, 2019, with respect to the beneficial ownership of our capital stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

	Common Stock		Series A Preferred Stock		Total Votes
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Aggregate No. of Votes (1)	% of Total Votes (1)

William L. Tuorto (2)(3)	8,013,119	45.4%	51,000	100.0%	29,823,593	75.6%

William King and Paulette King Trust 10925 US Highway 60 Canadian, TX 79014	1,361,429	7.7%	-	0.0%	1,361,429	3.4%

DWCF, Ltd. 3988 FM 2933 McKinney, TX 75071	1,191,440	6.7%	-	0.0%	1,191,440	3.0%

Brian Hughs (3)	909,810	5.2%	-	0.0%	909,810	2.3%

Richard A. Boone (4)	-	-%	-	0.0%	-	0.0%

All Officers and Directors as a Group	8,922,929	50.5%	51,000	100.0%	30,733,403	77.9%

(1)	Based upon 18,579,293 shares of common stock issued and outstanding as of May 9, 2019, less 914,797 shares held by the Partnership, which are excluded because the Partnership is a consolidated subsidiary of the Company. Each share of common stock is entitled to one vote per share. As of May 9, 2019, there were 51,000 shares of Series A Preferred Stock issued and outstanding, which are entitled to 54% of the votes on any matter upon which shareholders are entitled to vote. Total votes are 40,389,767.

(2)	Mr. Tuorto’s ownership of common stock consists of 824,559 shares owned outright, 7,188,560 shares owned by E-Starts Money Co., a corporation owned by Mr. Tuorto, and 51,000 shares which he has the right to acquire upon the conversion of shares of Series A Preferred Stock owned by him.

(3)	The address for Messrs. Tuorto and Hughs is 56 Broad Street, Suite 2, Charleston, SC 29401.

(4)	The address for Mr. Boone is 424 Lewis Hargett Circle, Suite 250, Lexington, KY 40503.

REMOVAL OF BRIAN HUGHS AS A DIRECTOR OF THE COMPANY

The Written Consent effects the removal of Brian Hughs as a director of the Company for cause. Mr. Hughs is simultaneously being terminated as an officer of the Company for cause.